Exhibit 99.1

McEwen Copper: Los Azules – Latest Assay Results

Significant Intercept

398 m of 0.75% Cu, including 124 m of 1.43% Cu (Hole AZ23220)

TORONTO, July 12, 2023 (GLOBE NEWSWIRE) — McEwen Copper Inc., 52% owned by McEwen Mining Inc. (NYSE: MUX) (TSX: MUX), today reports additional copper values over wide intercepts resulting from drilling performed on its Los Azules project, located in San Juan, Argentina. McEwen Copper recently published an updated Preliminary Economic Assessment (PEA) on a copper leaching phase of development (see release dated June 20, 2023). Infill and other resource drilling completed since the PEA model data cut-off date confirm very good alignment of new assay results to the resource model prediction for the same area. Also, copper grade continuity modeled in the core of the deposit is well-supported by core logging and new assay results. Los Azules is a large copper-gold-silver porphyry deposit with growth potential, it has many features comparable to world-class copper-gold deposits in South America and its depth and lateral extent have not yet been determined. Infill drilling serves several purposes: providing better data density to upgrade confidence in the mineral resources, providing material and data for metallurgical, geotechnical, and hydrological studies.

Table 1 provides an overview of the latest round of copper (Cu), gold (Au) and silver (Ag) assays.

Highlights

•	Hole AZ23220 intercepted an Enriched zone of 398 meters (m) grading 0.75% Cu (est. true thickness) and includes a sub-interval of 124 m grading 1.43% Cu. (Figure 3)

•	Hole AZ23218 intercepted an Enriched zone of 202 m grading 0.63% Cu (est. true thickness) contained within an overall intercept of 239.2 m grading 0.59% Cu. (Figure 2)

•	Hole AZ23216 intercepted an Enriched zone of 338 m grading 0.58% Cu and Primary mineralization of 84 m grading 0.27% Cu. (Figure 4)

•	Hole AZ23206 intercepted 353 m of 0.46% Cu including an Enriched zone intercept of 190 m grading 0.57% Cu. (Figure 5)

The latest drilling program, which began in October 2022, was concluded on June 19, 2023. Up to 15 rigs completed some 39,900 m of drilling in 138 holes, to evaluate geotechnical, hydrological, resource and exploration-related parameters and opportunities. The Los Azules drill hole database now totals some 126,000 m.

To test the Cu% resource model veracity versus actual drilling results, 24 infill holes completed subsequent to the PEA model update were compared to expected results based on the model. The length-weighted average grade of the new drilling was 0.567% Cu versus a resource model prediction of 0.520% Cu. This limited test of the resource model’s predictive capacity is very encouraging with actual grades being 9% higher than the model prediction.

Preparations are underway for the next phase of drilling, anticipated to begin in early October. This phase will continue to increase geologic certainty with drilling needed to delineate a Measured mineral resource estimate on the material expected to be mined in the first five years of operation, covering more than the payback period and other technical evaluations.

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Table 1 - Los Azules Drilling Results, May-June 2023

Hole-ID	Section	Predominant Mineral Zone	From (m)	To (m)	Length (m)	Cu %	Au (g/t)	Ag (g/t)	Comment
AZ23187B	52	Total	40.0	1000.0	960.0	0.08	0.00	0.48
		Enriched	40.0	90.0	50.0	0.03	0.00	0.25
		Primary	90.0	1000.0	910.0	0.08	0.00	0.49
AZ23206	51	Total	116.0	469.0	353.0	0.46	0.03	1.52
		Enriched	116.0	306.0	190.0	0.57	0.04	2.02	Incl. 94 m of 0.62% Cu
		Primary	306.0	469.0	163.0	0.32	0.02	0.93
GTK2314B	52	Total	90.0	489.0	399.0	0.10	0.01	0.46
		Enriched	90.0	204.0	114.0	0.13	0.00	0.44
		Primary	204.0	489.0	285.0	0.09	0.01	0.46
AZ23211A	49	Total	110.0	446.0	336.0	0.30	0.03	0.89
		Enriched	110.0	348.0	238.0	0.28	0.03	0.58
		Primary	348.0	446.0	98.0	0.35	0.03	1.64
AZ23218	44	Total	62.0	301.2	239.2	0.59	0.04	1.21
		Enriched	62.0	264.0	202.0	0.63	0.05	1.35	Incl. 20 m of 0.91% Cu
		Primary	264.0	301.2	37.2	0.39	0.03	0.47
AZ23216	49	Total	108.0	530.0	422.0	0.52	0.08	1.84
		Enriched	108.0	446.0	338.0	0.58	0.09	2.07	Incl. 48 m of 0.90% Cu
		Primary	446.0	530.0	84.0	0.27	0.06	0.94
GTK2318	32	Total	154.0	466.3	312.3	0.22	0.01	0.46
		Enriched	154.0	398.0	244.0	0.25	0.01	0.48
		Primary	398.0	466.3	68.3	0.13	0.01	0.38
AZ23220	45	Total	80.0	522.0	442.0	0.69	0.05	1.00
		Enriched	80.0	478.0	398.0	0.75	0.05	1.00	Incl. 124 m of 1.43% Cu
		Primary	478.0	522.0	44.0	0.16	0.02	0.91

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Description of Results

Figure 1 shows a plan view of 2023 mineable Indicated and Inferred resources from the PEA whose pit wall is shown as a black trace at surface. Drill hole and cross-section locations relevant to today’s release are also shown.

The drilling results are summarized on four schematic cross sections that include interpretations of Overburden, Leached, Enriched (also called Supergene) and Primary (also called Hypogene) mineral zones. The green line on each section indicates the floor of the Base Case 27-year pit outline according to the updated PEA. Adjacent cross sections occur every 50 m with the lowest section numbers located at the southern end of the field and increasing northwards.

Figure 1 – Cross Sections and Recent Drill Holes on the 2023 Base Case Mineable Resource Pit Plan

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Figure 2 - Section 44 - Drilling, Mineral Zones & 2023 Base Case Mineable Resource Pit (Looking North)

Hole AZ23218, shown in the center of Figure 2, has been added to section 44 to infill a 300 m gap in drilling between holes AZ23189 and AZ22170. The hole returned a higher-grade Enriched zone intercept than either of those holes with 202 m of 0.63% Cu, including a sub-interval of 20 m of 0.91% Cu. Overall, the cross section is characterized by a 200 m to 300 m flat-lying Enriched zone buried immediately below a thin Leached zone horizon. The mineralization in hole AZ23218 extends at depth into the Primary (or Hypogene) zone with an intercept of 37.2 m of 0.39% Cu.

Figure 3 - Section 45 - Drilling, Mineral Zones & 2023 Base Case Mineable Resource Pit (Looking North)

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Hole AZ23220, shown in Figure 3 on section 45, returned outstanding Enriched zone results of 398 m of 0.75% Cu, including a sub-interval of 124 m grading 1.43% Cu which exceeds the Base Case grade of the recently released 2023 Updated PEA for Los Azules by more than three times. The hole was positioned to test for a structural corridor located in the core of the deposit. The high grades returned occur within a hydrothermal magmatic breccia, which is representative of that corridor. The mineralization and lithology logged are consistent with the previously released neighboring holes AZ22171 and AZ23201 which supports our view that continuity within the deposit is very good and in harmony with the resource model that has been developed.

Figure 4 - Section 49 - Drilling, Mineral Zones & 2023 Base Case Mineable Resource Pit (Looking North)

Hole AZ23216, shown in Figure 4 on section 49, highlights a 338 m Enriched zone intercept grading 0.58% Cu including a 48 m interval of 0.90% Cu. The hole was positioned to extend mineralization east from hole AZ17133. The thick intercept occurred toward the eastern flank of the deposit, where normally both grade and thickness begin to diminish. Mineralization continues at depth where Primary mineralization corresponds to an 84 m interval of 0.27% Cu.

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Figure 5 - Section 51 - Drilling, Mineral Zones & 2023 Base Case Mineable Resource Pit (Looking North)

Hole AZ23206, shown in Figure 5 on section 51, intersected 190 m of Enriched zone mineralization grading 0.57% Cu and includes a 94 m section of 0.62% Cu. Mineralization continues at depth where the Primary zone was intersected with 163 m of 0.32% Cu.

Technical information

The technical content of this press release has been reviewed and approved by Stephen McGibbon, P. Geo., McEwen Mining's Senior Consulting Geologist, and a qualified person as defined by NI 43-101.

All samples were collected in accordance with generally accepted industry standards. Drill core samples, usually taken at 2 m intervals, were split and submitted to the Alex Stewart International laboratory located in the Province of Mendoza, Argentina, for the following assays: gold determination using fire fusion assay and an atomic absorption spectroscopy finish (Au4-30); a 39 multi-element suite using ICP-OES analysis (ICP-AR 39); copper content determination using a sequential copper analysis (Cu-Sequential LM-140). An additional 19-element analysis (ICP-ORE) was performed for samples with high sulphide content.

The company conducts a Quality Assurance/Quality Control program in accordance with NI 43-101 and industry best practices using a combination of standards and blanks on approximately one out of every 25 samples. Results are monitored as final certificates are received, and any re-assay requests are sent back immediately. Pulp and preparation sample analyses are also performed as part of the QAQC process. Approximately 5% of the sample pulps are sent to a secondary laboratory for control purposes. In addition, the laboratory performs its own internal QAQC checks, with results made available on certificates for Company review.

Link to drill results, locations and lengths of drillhole collars corresponding to May 2023 through June 2023 at Los Azules:

https://www.mcewenmining.com/files/doc_news/archive/2023/2023_06LA/2023_05-06_DrillResultsLocations_LA.xls

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Link to drill results, locations and lengths of drillhole collars corresponding to the October 2022 to June 2023 drilling campaign at Los Azules:

https://www.mcewenmining.com/files/doc_news/archive/2023/2023_06LA/2022_10-2023_06DrillResultsLocations_LA.xls

Table 2 – Hole Locations and Lengths for Los Azules Drilling Results

HOLE-ID	Azimuth	Dip	Length	Loc X	Loc Y	Loc Z
AZ23187B	250	-83	1000	2382089	6559568	3598
AZ23206	250	-61	469	2383022	6559836	3613
AZ23211A	70	-71	446	2382742	6559653	3621
AZ23216	79	-71	530	2383139	6559822	3632
AZ23218	250	-73	301.2	2383040	6559496	3628
GTK2314B	277	-70	489	2382662	6559784	3610
GTK2318	90	-70	466.3	2383521	6559033	3660
AZ23220	70	-69	522	2383019	6559525	3627
Coordinates listed in Table 2 based on Gauss Kruger - POSGAR 94 Zone 2

ABOUT MCEWEN COPPER

McEwen Copper is a well-funded, private company which owns 100% of the large, advanced stage Los Azules copper project, located in San Juan province, Argentina. McEwen Copper is 52% owned private subsidiary of McEwen Mining, which has the ticker MUX on NYSE and TSX.

Los Azules is being designed to be distinctly different from a conventional copper mine, consuming significantly less water, emitting much lower carbon and progressing to be carbon neutral by 2038, being powered by 100% renewable once in operation. It recently released an updated PEA (preliminary economic assessment) which projects a long life of mine, low production cost/lb, short payback period, high annual copper production and a 21.2% after tax IRR.

ABOUT MCEWEN MINING

McEwen Mining is a gold and silver producer with operations in Nevada, Canada, Mexico and Argentina. In addition, it has significant exposure to copper through its 52% ownership of McEwen Copper. The Company’s goal is to improve the productivity and extend the life of its mines with the objective of increasing its share value and price and providing a yield. Rob McEwen, Chairman and Chief Owner, has personal investment in the company of US$220 million. His annual salary is US$1.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, effects of the COVID-19 pandemic, fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, Quarterly Report on Form 10-Q for the three months ended March 31, 2023, and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

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The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

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